UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Lincoln Center 5420 LBJ Freeway, Suite 600 Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 393-9688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2016, the Board of Directors (the “Board”) of Warren Resources, Inc. (the “Company”) appointed Romy Massey, age 39, to serve as Vice President and Chief Accounting Officer of the Company (including as its Principal Accounting Officer), effective November 1, 2016. John Powers, the Company’s previous Chief Accounting Officer, resigned from his role as Chief Accounting Officer effective November 1, 2016. Mr. Powers resignation was due to personal reasons, and not due to any disagreement with the Company regarding its financial reporting, policies or practices or any potential fraud relating thereto.

Ms. Massey previously served as the Vice President - Chief Accounting Officer of Quicksilver Resources Inc. (“Quicksilver”), an independent oil and natural gas company, having served in such role since December 2014. From August 2012 to November 2014, Ms. Massey served as Controller of Quicksilver, and from January 2012 to August 2012, Ms. Massey served as Assistant Controller - Financial Reporting at Quicksilver. Prior to Quicksilver, Ms. Massey spent over ten years at PricewaterhouseCoopers LLP, an accounting firm, in various accounting roles. Ms. Massey received a bachelor of science in business administration degree and a master of science in accounting degree from Oklahoma State University, and is a Certified Public Accountant in Texas.

There are no arrangements or understandings between Ms. Massey and any other persons, pursuant to which she was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Massey and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Offer of Employment, dated September 16, 2016, between the Company and Ms. Massey (the “Offer of Employment”), Ms. Massey will receive an annual base salary of $235,000. Ms. Massey will also participate in the Company’s annual bonus plan, under which she will have an individual bonus target of 50% of her annual base salary. In addition, Ms. Massey is eligible to participate in the Company’s equity incentive plan, with any such grant of equity to be determined by the compensation committee with recommendations from the Chief Executive Officer of the Company.

The foregoing does not constitute a complete summary of the Offer of Employment and is qualified in its entirety by reference to the complete text of the Offer of Employment, which is attached hereto as Exhibit 10.1.

In connection with the Offer of Employment, the Company entered into its standard form of restrictive covenant agreement with Ms. Massey. A form of the restrictive covenant agreement was previously filed by the Company as Exhibit C to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-33275), filed with the Securities and Exchange Commission on October 12, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Offer of Employment, dated September 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARREN RESOURCES, INC.

Date: March 24, 2017	By:	/s/ Frank T. Smith, Jr.
		Name:	Frank T. Smith, Jr.
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Number	Description

10.1	Offer of Employment, dated September 16, 2016